Exhibit 99.1

- - PRESS RELEASE - -

FOR IMMEDIATE RELEASE

FEBRUARY 10, 2015

ADAPTIVE MEDIAS EXPECTS RECORD FOURTH

QUARTER AND FISCAL YEAR 2014 FINANCIAL RESULTS

IRVINE, California, February 10, 2015 - - Mobile video content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, today provided financial guidance for its fourth quarter and fiscal year 2014 results.

Revenues for the fourth quarter and fiscal year ended December 31, 2014 are expected to be between $1.7 million to $1.8 million, representing an increase of over 180% from 2013 fourth quarter revenues of just over $600,000. This represents an increase of up to 28% in revenues of $1.4 million reported in the third quarter ended September 30, 2014.

“Adaptive Medias continues to make strong progress in growing its top line revenue and expanding its client base,” said Jim Waltz, Acting Chief Operating Officer. “We expect to report our eighth consecutive quarter of double-digit revenue growth when we announce our fourth quarter and fiscal year 2014 results.”

Mr. Waltz continued, “After 18 months of establishing and positioning the company for sustainable growth, we are now focused on realizing that growth. In September, we launched Media Graph, our proprietary end-to-end advertising-technology platform, and the platform is already contributing to our top line. We are also pleased to enter 2015 with a platform client count of well over 400, a significant increase from the 45 clients we had when we exited our Media Graph beta testing only four months earlier.”

“A notable platform win in Q4 was our partnership with Link Vehicle. When fully deployed, this relationship will enable us to power video for its 40,000-strong ecosystem of bloggers and highlights the scalability of our platform.

As the premier mobile video platform for publishers, we continue to be very well positioned within one of the fastest growing sectors in online media technology. Cisco projects that in four years, 75% of the world’s mobile traffic will be video, and eMarketer estimates that mobile ad spending will reach $64 billion this year with a target of $158 billion by 2018,” concluded Mr. Waltz.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB: ADTM) is a programmatic audience and content monetization provider for website owners, app developers and video publishers searching to more effectively optimize content through advertising. By providing a solid foundation for publishers and developers wishing to engage brand advertisers through a multi-channel approach, the company allows for the delivery of integrated, engaging and impactful ads across multiple screens. Adaptive Media places utmost emphasis on maintaining the user experience, while simultaneously distributing timely and relevant advertising through its ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which are outside of our control and could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

Investor Relations Contact:

AJ Homayun
818 280-6800
ahomayun@irpartnersinc.com

Public Relations Contact:
PR@adaptivem.com